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                              FIRST AMENDMENT TO
                               RIGHTS AGREEMENTS

     This First Amendment to Rights Agreement is entered into as of March 20, 1996 by and between Sizzler International, Inc., a Delaware corporation formerly known as Collins Foods, Inc. (the "Company") and The Bank of New York, a New York banking corporation (the "Rights Agent").

                                R E C I T A L S
                                ---------------

     A. The Company and the Rights Agent are parties to that certain Rights Agreement dated January 22, 1991 (the "Rights Agreement").

     B. With the authorization and at the direction of its Board of Directors, the Company wishes to amend the Rights Agreement in certain respects.

                               A G R E E M E N T
                               -----------------

     The Company and the Rights Agent agree as follows:

     1. Effective as of the date hereof, all references in Section 1(a) of the Rights Agreement to 10% shall be changed to refer to "14%."

     2. Except as set forth in paragraph 1 hereof, the Rights Agreement shall remain unchanged and in full and force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed and attested as of the day and year first above written.

Attest:                                 SIZZLER INTERNATIONAL, INC.

By /s/ David J. Barton                  By /s/ Christopher R. Thomas
  ------------------------------           -----------------------------
  Name:  David J. Barton                   Name:  Christopher R. Thomas
  Title: Secretary                         Title: Executive Vice President,
                                                  Finance

Attest:                                 THE BANK OF NEW YORK
                                        as Rights Agent

By /s/ Frank A. Lado                    By /s/ Kevin Brenman
  ------------------------------           -----------------------------
  Name:  Frank A. Lado                     Name:  Kevin Brenman
  Title: Assistant Treasurer               Title: Vice President